Exhibit 99.1

         BankAtlantic Bancorp Reports Earnings For First Quarter, 2003

      FORT LAUDERDALE, Fla., April 30 /PRNewswire-FirstCall/ -- BankAtlantic Bancorp, Inc. (NYSE: BBX), the parent company of BankAtlantic, Levitt Corporation, and Ryan Beck & Co., today announced that income increased 14% to $14.4 million for the first quarter of 2003, up from $12.6 million earned in the corresponding period in 2002. On a per share basis, income for the quarter was $0.23, up from $0.20 in the corresponding 2002 quarter, an increase of 15%. All comparisons are before the effect of an accounting change that impacted income in the first quarter, 2002. During the 2002 quarter, the Company recorded a $15.1 million goodwill impairment (net of tax) as a cumulative effect of a change in accounting principle. Including that accounting change, the Company had a net loss of $2.5 million in the first quarter of the prior year. (All per share amounts are diluted.)

      Extensive business segment financial data can be accessed on the Investor Relations page of the BankAtlantic Bancorp website at www.BankAtlanticBancorp.com at the navigation link labeled "Supplemental Financials."

      Chairman of the Board and CEO Alan B. Levan commented, "Although the first quarter was marked by a challenging economic climate, our associates focused on our long-term strategy and produced solid returns and excellent results. BankAtlantic's growth initiatives, which include seven-day branch banking, extended weekday branch hours, a 24/7 live customer service center, Totally Free Checking, free online banking, and many additional product and service initiatives have produced a distinct momentum throughout our footprint, truly making BankAtlantic 'Florida's Most Convenient Bank.'

      "Our company's recent announcement of the proposed tax-free spin-off of Levitt Corporation has attracted considerable investor attention, and has apparently been very well received by the market. Due to Levitt Corporation's significant growth and highly successful track record, we determined that its future growth prospects would be enhanced as a freestanding entity with independent access to the capital markets. In addition, we believe the spin-off offers the potential to unlock shareholder value and increase investor interest, and should result in both Levitt and BankAtlantic Bancorp trading at multiples more comparable to their market sector peer groups. The proposed spin-off is subject to several conditions, including the receipt of a private letter ruling from the Internal Revenue Service that the distribution will be tax-free to BankAtlantic Bancorp and to the holders of its stock. Depending on the timing of the receipt of the ruling and any required regulatory approval, we expect the spin-off to take place during the fourth quarter of 2003.

      "BankAtlantic's progress in new account openings has been outstanding and validates our strategic positioning as 'Florida's Most Convenient Bank.' We opened 37,000 new checking and savings accounts during the first quarter of 2003 vs. 17,000 during the comparable 2002 period, an increase of 117%. The percentage of low cost deposits (demand, NOW and savings deposits) to total deposits increased to 40% from 29% during the comparable 2002 period. Demand deposits increased to 18% of total deposits, up from 16% at year-end 2002.

      "Our credit quality ratios continue to improve. During the first quarter, recoveries on previously charged off loans exceeded total loan losses, resulting in a net recovery for the quarter of $557,000. The ratio of non-performing loans and leases to total loans and leases improved from 0.55% at December 31, 2002 to 0.35% at March 31, 2003. A significant majority of non-performing loans at quarter-end are residential mortgages, with about $11.2 million on non-performing status. Our past loss experience from residential loans has been very good and our present level of non-performing residential loans is consistent with this historical experience. From the remaining $2.1 billion balance of the loan portfolio, approximately $2.6 million of loans, or about 0.12%, are on non-performing status.

      "Our net interest margin from banking operations declined to 3.35% from 3.41% in the immediately preceding quarter, following a pattern of consistent declines for the last four quarters. We expect this situation could continue to negatively impact bank earnings for at least the next two quarters or for as long as rates remain at these historically low levels.

      "Levitt Corporation's homebuilding subsidiary, Levitt and Sons, set records in both housing unit backlog and new sales contracts in the first quarter of 2003. During the quarter, new contracts at Levitt and Sons communities soared 147% to 467 vs. 189 in the comparable 2002 period. Its housing unit backlog climbed 60% to 1,129 homes vs. 707 homes in the comparable 2002 period.

      "Core Communities, our master-planned community development subsidiary, continues to develop the best-selling community on Florida's Treasure Coast -- St. Lucie West. During the quarter, St. Lucie West was recognized as the 8th best-selling master-planned community in the United States. Home sales by unaffiliated builders in St. Lucie West in the first quarter, 2003 increased nearly 70% over the comparable 2002 quarter.

      "Ryan Beck & Co. had record first quarter revenues of $64.0 million, an increase of 347% compared to the first quarter of 2002. Each of the firm's major business units experienced improved results for the first quarter of 2003 vs. the comparable period in 2002. The acquisition of assets and certain liabilities of Gruntal & Co. in the second quarter, 2002 contributed significantly to these results. The Company's Private Client Group contributed 58% of total revenues for the quarter, adding a more stable component to Ryan Beck's revenue stream. Ryan Beck's profitability for the quarter was favorably impacted by one large investment banking transaction, and in total it raised over $450 million in capital for clients in the first quarter of 2003. Ryan Beck's results include trading markdowns aggregating $2.9 million relating to two securities in the municipal inventory of the GMS subsidiary of Ryan Beck, negatively impacting what was an otherwise very good quarter.

      "In other matters, Ryan Beck added Robert G. Cox to its Board of Directors. Mr. Cox retired in 2000 as President of Summit Bancorp, which at the time of his retirement was the largest bank headquartered in New Jersey," Mr. Levan concluded.

                             Financial Highlights:

              First Quarter, 2003 Compared to First Quarter, 2002

      BankAtlantic Bancorp (consolidated):

      * Income, before the cumulative effect of an accounting change, of $14.4 million vs. $12.6 million, an increase of 14%.

      * Diluted earnings per share, before the cumulative effect of an accounting change, of $0.23 vs. $0.20, an increase of 15%.

      *     Return on tangible assets was 1.06% vs. 1.09%.

      *     Return on tangible equity was 15.02% vs. 13.17%.

      *     Book value per share rose to $8.21 vs. $7.36, an increase of 12%.

      BankAtlantic:

      * Pretax income of $17.4 million vs. $13.7 million, an increase of 27%.

      *     Return on average tangible assets was 0.91% vs. 0.82%.

      *     Return on average tangible equity was 11.58% vs. 9.85%.

      * Total average loans grew to $3.681 billion vs. $2.888 billion, an increase of 27%.

            * Average commercial real estate loans increased to $1.530 billion vs. $1.306 billion, an increase of 17%.

            * Average consumer lending rose to $297 million vs. $218 million in the first quarter of 2002, an increase of 36%.

            * Average small business loans increased to $164 million vs. $109 million, an increase of 50%.

            * Average residential loans increased to $1.560 billion vs. $1.092 billion, an increase of 43%.

      * Net interest margin decreased from 3.36% to 3.35%. The net interest margin was 3.41% in the immediately preceding quarter.

      * Non-interest income grew to $14.4 million vs. $9.4 million, an increase of 53%.

      * Non-interest expense grew to $35.2 million vs. $28.3 million, an increase of 24%.

      Levitt Corporation:

      * Pretax income decreased to $5.4 million vs. $6.3 million in the corresponding quarter of 2002.

      *     Return on tangible equity was 11.86 % vs. 21.72%.

      Ryan Beck & Co.:

      * Pretax income before cumulative accounting change rose to $2.7 million vs. $0.2 million in the corresponding quarter of 2002.

      *     Return on tangible equity was 10.52% vs. 2.89%.

      About BankAtlantic Bancorp:

      BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic, Levitt Corporation, and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking, and real estate development.

      BankAtlantic, "Florida's Most Convenient Bank," is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community branches throughout Florida and its online banking division -- BankAtlantic.com. BankAtlantic has 73 branch locations, operates more than 180 conveniently located ATMs and offers extended hours.

      Seven-Day Branch Banking-Monday through Sunday

      Extended branch lobby hours are 8:30 am - 5:00 pm, Monday through Wednesday, and 8:30 am - 8:00 pm, Thursday and Friday.

      Extended drive-thru hours are 7:30 am - 8:00 pm, Monday through Friday.

      Saturday branch lobby hours are 8:30 am - 3:00 pm, and drive-thru hours are 7:30 am - 6:00 pm.

      Sunday branch lobby hours are 11:00 am - 4:00 pm, and drive-thru hours are 11:00 am - 4:00 pm.

      Levitt Corporation: is the parent company of Levitt and Sons, Core Communities, and Levitt Commercial. Levitt Corporation also maintains a 40% ownership interest in Bluegreen Corporation.

      Levitt and Sons is America's oldest homebuilder and America's first builder of planned suburban communities, and is best known for creating New York's Levittown, Long Island and Levittown, PA. After building approximately 200,000 homes in over 74 years, Levitt and Sons currently develops single and multi-family homes for active adults and families throughout Florida.

      Core Communities develops master-planned communities in Florida, including its original and best known, St. Lucie West. St. Lucie West, the fastest growing community on Florida's Treasure Coast for the last 7 years, is a 4,600-acre community with 4,000 built and occupied homes, 150 businesses employing 5,000 people and a university campus. Core Communities' newest master-planned community is "Tradition." Now under development on Florida's Treasure Coast in St. Lucie County, Tradition features 5,600 residences, a commercial town center and a world-class corporate park.

      Levitt Commercial specializes in development, re-development, and joint venture opportunities in industrial and retail properties. Bluegreen
Corporation: Levitt Corporation has a 40% ownership interest in Bluegreen Corporation (NYSE: BXG). Bluegreen Corp. engages in the acquisition, development, marketing and sale of drive-to vacation resorts, golf communities and residential land. The Company's resorts are located in a variety of popular vacation destinations including the Smoky Mountains of Tennessee; Myrtle Beach and Charleston, South Carolina; Branson, Missouri; Wisconsin Dells and Gordonsville, Wisconsin; Aruba and throughout Florida. Bluegreen Corp.'s land operations are predominantly located in the Southeastern and Southwestern United States.

      Ryan Beck & Co. is a full-service broker dealer engaging in underwriting, market making, distribution, and trading of equity and debt securities. The firm also provides money management services, general securities brokerage, including financial planning for the individual investor, consulting and financial advisory services to financial institutions and middle market companies. Ryan Beck & Co. also provides independent research in the financial institutions, healthcare, technology, and consumer product industries. Ryan Beck & Co. has in excess of 500 financial consultants located in 42 offices nationwide.

      For further information, please visit our websites:
      www.BankAtlanticBancorp.com
      www.BankAtlantic.com
      www.LevittandSons.com
      www.CoreCommunities.com
      www.LevittCommercial.com
      www.RyanBeck.com
      www.Cumber.com
      www.GMSgroup.com

      * To receive future news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on www.BankAtlanticBancorp.com

BankAtlantic Bancorp Contact Info:
Investor Relations: Leo Hinkley, Phone: (954) 760-5317,
Fax: (954) 760-5415 or InvestorRelations@BankAtlanticBancorp.com
Mailing Address: BankAtlantic Bancorp, Investor Relations, 1750 East Sunrise Blvd., Ft. Lauderdale, FL 33304

Corporate Communications: Sharon Lyn, Phone: (954) 760-5402,
Fax: (954) 760-5415 or CorpComm@BankAtlanticBancorp.com

BankAtlantic Contact Info:
Public Relations: Hattie Harvey, Tel: (954) 760-5383, Fax: (954) 760-5108 or hharvey@BankAtlantic.com.

Public Relations for BankAtlantic: Boardroom Communications, Caren Berg,
Phone: (954) 370-8999, FAX (954) 370-8892 or caren@boardroompr.com

      A financial summary follows.

      BankAtlantic Bancorp's First Quarter, 2003 earnings results, press release and financial summary, as well as the Supplemental Financials (extensive business segment financial data), are available on BankAtlantic Bancorp's website: www.BankAtlanticBancorp.com.

      * To view the press release and financial summary, access the "Investor Relations" section and click on the "Quarterly Financials" navigation link.

      * To view the Supplemental Financials, access the "Investor Relations" section and click on the "Supplemental Financials" navigation link.

      Copies of BankAtlantic Bancorp's First Quarter, 2003 earnings results press release and financial summary, and the Supplemental Financials are also available upon request via fax, email, or mail, by contacting BankAtlantic Bancorp's Investor Relations department utilizing the contact information listed above.

      BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Thursday, May 1, 2003 at 10:00 a.m. EDT. To access the teleconference call in the U.S., the toll free number to call is 1-888-238-1551. International calls may be placed to 973-582-2776. A replay of the conference call will be available beginning on Thursday, May 1, 2003 through 5:00 p.m. Friday, May 9. To access the replay option in the U.S., the toll free number to call is 1-877-519-4471. International calls for the replay may be placed to 973-341-3080. The replay digital PIN number for both domestic and international calls is: 3887099. Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. The archive of the teleconference call will be available beginning on Thursday, May 1 through Tuesday, July 1, 2003. To listen to the live and/or archived webcast of the teleconference call, visit www.BankAtlanticBancorp.com, access the "Investor Relations" section and click on the "Webcast" navigation link.

      Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words "anticipate", "believe", "estimate", "may", "intend", "expect" and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. ("the Company") and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; BankAtlantic's seven-day banking initiative and other growth initiatives may not be successful or produce results which justify their costs; the impact of changes in accounting policies by the Securities and Exchange Commission; the impact of periodic testing of goodwill and other intangible assets for impairment, and with respect to the operations of Levitt Corporation ("Levitt") and its real estate subsidiaries: the market for real estate generally and in the areas where Levitt has developments, the availability and price of land suitable for development, materials prices, labor costs, interest rates, environmental factors and governmental regulations; and the Company's success at managing the risks involved in the foregoing. Further, this press release contains forward-looking statements with respect to the proposed spin-off of Levitt Corporation which is subject to a number of risks and uncertainties that are subject to change based on factors including that the conditions relating to regulatory approval and the tax-free nature of the spin-off may not be met, that business, economic, or market conditions may make the spin-off less advantageous, that Levitt will not be successful as a separate publicly-traded company, that Levitt will not have additional access to capital or debt markets or that such markets may prove to be more expensive than currently available, and that the Board may in the future conclude that it is not in the best interest of the Company or the shareholders to pursue the spin-off. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

                  BankAtlantic Bancorp, Inc. and Subsidiaries
                 Summary of Selected Financial Data (unaudited)

                           For The Three Months Ended
                  (in thousands except share data and ratios)

                          03/31/2003      12/31/2002      09/30/2002     06/30/2002     03/31/2002

Current Earnings:
GAAP Net Income
 (loss)
 (note 1)                 $   14,358          18,066          14,473         20,323         (2,527)
Operating Net
 Income
 (note 2)                 $   14,358          19,020          15,737         13,319         13,267

Average Common
 Shares
 Outstanding:

Basic                     58,171,621      58,085,481      58,065,396     57,973,880     57,862,267
Diluted
GAAP                      64,250,488      64,188,382      64,320,448     57,973,880     65,207,468
Diluted

Operating                 64,250,488      64,188,382      64,320,448     64,747,784     65,207,468

Key GAAP
 Performance
 Ratios:
Basic earnings
(loss) per share          $     0.25            0.31            0.25           0.35          (0.04)
Diluted earnings
 (loss) per
 share*                   $     0.23            0.29            0.23           0.35          (0.04)
Return on average
 tangible
 assets (note 3)                1.06%           1.32            1.02           1.47          (0.22)
Return on average
 tangible equity
 (note 3)                      15.02%          19.98           16.96          24.63          (2.64)

Key Operating
 Performance Ratios:
 Basic earnings
  per share               $     0.25            0.33            0.27           0.23           0.23
 Diluted earnings
  per share*              $     0.23            0.30            0.25           0.21           0.21
 Operating return
  on average
  tangible
  assets
  (note 3)                      1.06%           1.39            1.10           0.96           1.15

Operating return
 on average
 tangible
 equity
(note 3)                       15.02%          21.03           18.44          16.14          13.89

* Diluted earnings
  per share
  calculation
  adds back
  interest expense
  net of tax on
  convertible
  securities,
  if dilutive             $      440             440             440            440            440

Average Balance
 Sheet Data:
 Assets                   $5,491,930       5,552,458       5,796,782      5,620,134      4,656,653
 Tangible
 assets
 (note 3)                 $5,399,787       5,459,454       5,701,036      5,522,552      4,630,874
Loans                     $3,633,446       3,602,605       3,679,371      3,564,545      2,864,179
Investments               $1,131,737       1,207,985       1,392,785      1,367,312      1,332,292
Deposits
 and
 escrows                  $2,851,626       2,970,904       2,988,545      3,028,407      2,424,146
Stockholders'
 equity                   $  464,712         456,579         441,177        427,740        411,455
Tangible
 stockholders'
 equity
 (note 3)                 $  382,487         361,681         341,355        330,042        382,161
Tangible
 equity
 to tangible
 assets                         7.08%           6.62            5.99           5.98           8.25

    Notes:

(1) GAAP net income is defined as net income in accordance with generally accepted accounting principles.

(2) Operating net income is defined as GAAP net income adjusted for goodwill impairment, core deposit amortization and any non-operating activities, net of tax.

(3) Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible stockholders' equity is defined as average total stockholders' equity less average goodwill, core deposit intangibles and other comprehensive income.

* Operating net income is not prepared in accordance with GAAP and this non-GAAP financial measure should not be construed as being superior to GAAP.

                   BankAtlantic Bancorp, Inc. and Subsidiaries
           Consolidated Statements of Financial Condition (unaudited)

     (In thousands, except share data)     03/31/2003   12/31/2002    03/31/2002

ASSETS

Cash and due from depository
 institutions                              $  139,940      200,600      150,543
Securities purchased under resell
    agreements and federal funds                   --       50,145          152
Investment securities and tax
 certificates (approximate fair
 value: $175,876,
 $212,698 and $413,908)                       175,436      212,240      409,294
Loans receivable, net                       3,881,143    3,372,630    3,507,518
Securities available for sale
(at fair value)                               740,003      707,858      862,385
Securities owned (at fair value)              154,319      186,454       34,666
Accrued interest receivable                    35,715       33,984       37,451
Real estate held for development and
 sale and joint ventures                      266,865      252,087      207,386
Investment in unconsolidated real
 estate subsidiary                             61,584       60,695        2,730
Office properties and equipment, net           92,834       92,699       79,419
Federal Home Loan Bank stock, at cost
 which approximates fair value                 65,443       64,943       59,482
Deferred tax asset, net                        37,523       35,316       27,047
Goodwill                                       77,878       78,575       84,855
Core deposit intangible asset                  13,303       13,757       15,117
Other assets                                   64,546       59,028      100,084
         Total assets                      $5,806,532    5,421,011    5,578,129

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits
  Interest free checking                   $  516,404      462,718      393,000
  NOW accounts                                446,076      399,985      353,633
  Savings accounts                            180,362      163,641      147,944
  Insured money fund savings                  820,181      775,175      772,897
  Certificate accounts                        920,350    1,119,036    1,384,382
Total deposits                              2,883,373    2,920,555    3,051,856
Advances from FHLB                          1,308,246    1,297,170    1,174,418
Securities sold under agreements to
 repurchase                                   341,144      116,279      364,400
Federal funds purchased                       115,000           --       85,000
Subordinated debentures, notes and
 bonds payable                                192,919      193,816      160,278
Guaranteed preferred beneficial
 interests in Company's Junior
  Subordinated Debentures                     245,375      180,375      130,125
Securities sold not yet purchased              49,760       38,003       66,684
Due to clearing agent                          36,982       78,791           --
Other liabilities                             154,117      126,688      119,124
         Total liabilities                  5,326,916    4,951,677    5,151,885
Stockholders' equity:
Preferred stock, $.01 par value,
 10,000,000 shares authorized;
  none issued and outstanding                      --           --           --
Class A common stock, $.01 par value,
 authorized 80,000,000 shares;
   issued and outstanding 53,516,846,
    53,441,847 and 53,332,587  shares             535          534          533
Class B common stock, $.01 par value,
 authorized 45,000,000 shares;
   issued and outstanding 4,876,124,
    4876,124 and 4,876,124 shares                  49           49           49
Additional paid-in capital                    253,032      252,699      252,079
Unearned compensation - restricted
 stock grants                                  (1,171)      (1,209)      (1,327)
Retained earnings                             226,241      213,692      166,133
Total stockholders' equity before
 accumulated other comprehensive
 income                                       478,686      465,765      417,467
Accumulated other comprehensive
 income                                           930        3,569        8,777
         Total stockholders' equity           479,616      469,334      426,244
         Total liabilities and
          stockholders' equity             $5,806,532    5,421,011    5,578,129


                  BankAtlantic Bancorp, Inc. and Subsidiaries
               Consolidated Statements of Operations (unaudited)

                                          For The Three Months Ended

                                03/31/03  12/31/02  9/30/02   6/30/02   03/31/02
       (in thousands)
INTEREST INCOME:
  Interest and fees on loans     $52,996   55,502   59,969    59,325     47,071
  Interest on securities
   available for sale              8,657    8,214   10,322    11,804     12,066
  Interest and dividends on
   investment and
    trading securities             9,540   11,657   13,214    11,925      8,701
      Total interest income       71,193   75,373   83,505    83,054     67,838
INTEREST EXPENSE:
  Interest on deposits            11,169   14,256   16,089    17,106     15,326
  Interest on advances from
   FHLB                           15,316   15,960   15,856    15,676     14,920
  Interest on short-term
   borrowed funds                    819      744    2,305     2,113      1,384
  Interest on long-term debt       6,219    7,457    7,306     6,853      4,608
  Capitalized interest on
   real estate developments       (1,574)  (1,478)  (1,688)   (1,613)    (1,218)
      Total interest expense      31,949   36,939   39,868    40,135     35,020
NET INTEREST INCOME               39,244   38,434   43,637    42,919     32,818
Provision for loan losses            850    3,291    2,082     6,139      2,565
NET INTEREST INCOME AFTER
 PROVISION                        38,394   35,143   41,555    36,780     30,253
NON-INTEREST INCOME:
  Service charges on deposits      8,558    9,245    6,684     5,687      4,863
  Other service charges and
   fees                            3,918    3,841    3,591     3,550      3,105
  Broker/dealer revenue and
   other commissions              57,984   49,721   50,196    38,191     13,048
  Securities gains (losses)          384      (27)   2,483     3,083      3,039
  Impairment of securities           --      (342)    (302) ( 18,157)       --
  Gain (losses) on sales of
   loans                               3    2,066     (230)        2          2
  Income from real estate
   operations                     13,788   18,355    8,852    12,466     11,977
  Income from unconsolidated
   subsidiary                        119    2,181    1,427     1,741        --
  Other                            3,249    3,563    2,913     2,763      1,866
      Total non-interest
       income                     88,003   88,603   75,614    49,326     37,900
NON-INTEREST EXPENSES:
  Employee compensation and
   benefits                       67,032   58,469   59,714    53,902     26,863
  Occupancy and equipment         10,007   10,737   11,377    10,551      7,294
  Amortization of intangible
   assets                            454      453      453       454        --
  Write-down of real estate
   owned                             755      --     1,400         7         57
  Other                           26,050   25,957   23,694    23,640     13,526
  Restructuring charges and
   write-downs                       --     3,125      --      1,007        --
  Acquisition related charges        --       --       (71)    3,922      1,074
      Total non-interest
       expenses                  104,298   98,741   96,567    93,483     48,814
Income (loss) before income
 taxes, extraordinary
  items and cumulative
   accounting change              22,099   25,005   20,602    (7,377)    19,339
Provision (benefit) for
 income taxes                      7,741    6,939    6,068    (3,890)     6,759
Income (loss) before
 extraordinary items and
cumulative accounting change      14,358   18,066   14,534    (3,487)    12,580
Extraordinary items, net of
 tax                                 --       --       (61)   23,810        --
Cumulative accounting change,
 net of tax                          --       --        --        --    (15,107)
GAAP net income (loss)
(note 1)                         $14,358   18,066   14,473    20,323     (2,527)

Reconciliation of Operating
 and GAAP Net Income
GAAP net income (loss) before
 extraordinary items
  and cumulative accounting
   change                        $14,358   18,066   14,534    (3,487)    12,580
Restructuring charges and
 write-downs                          --       --       --       655         --
Costs associated with debt
 redemption                           --    2,031       --        --         --
Loss on mutual funds
 associated with acquired
  Gruntal deferred
   compensation plan                  --       --    1,493        --         --
Acquisition and conversion
 related charges                      --   (1,300)    (487)    4,350        687
Impairment of securities
 available for sale                   --      222      196    11,802         --
Operating net income
(note 2)                         $14,358   19,020   15,737    13,319     13,267

                 BankAtlantic Bancorp, Inc. and Subsidiaries
                 Consolidated Average Balance Sheet (unaudited)

                                                                For the three months ended
                                              ---------------------------------------------------------------
  (in thousands except percentages and
    per share data)                           3/31/2003     12/31/2002    9/30/2002   6/30/2002     3/31/2002
                                              ---------     ----------    ---------   ---------     ---------
Gross loans:
    Residential real estate                  $ 1,559,553     1,471,218    1,576,825    1,570,598    1,091,653
    Commercial real estate                     1,482,352     1,552,221    1,543,243    1,453,042    1,281,112
    Consumer                                     296,675       283,119      264,873      245,209      218,130
    International                                      0           499          570          359        1,236
    Lease financing                               29,962        34,623       40,410       46,315       52,871
    Commercial business                          100,753        98,619       92,566       96,352      109,909
    Small business                               164,151       162,306      160,884      152,670      109,268
                                             -----------    ----------   ----------   ----------   ----------
           Total Loans                         3,633,446     3,602,605    3,679,371    3,564,545    2,864,179
Investments                                    1,131,737     1,207,985    1,392,785    1,367,312    1,332,292
                                             -----------    ----------   ----------   ----------   ----------
Total interest earning assets                  4,765,183     4,810,590    5,072,156    4,931,857    4,196,471
Goodwill and core deposit intangibles             92,143        93,004       95,746       97,582       25,779
Other non-interest earning assets                634,604       648,864      628,880      590,695      434,403
                                             -----------    ----------   ----------   ----------   ----------
Total assets                                 $ 5,491,930     5,552,458    5,796,782    5,620,134    4,656,653
                                             ===========    ==========   ==========   ==========   ==========
    Tangible assets (note 3)                 $ 5,399,787     5,459,454    5,701,036    5,522,552    4,630,874
                                             ===========    ==========   ==========   ==========   ==========
Deposits:
    Savings                                  $   171,298       157,376      149,906      148,926      106,984
    NOW, money funds and checking              1,235,104     1,175,267    1,144,084    1,116,337      873,464
    Certificates of deposit                      966,869     1,186,270    1,266,869    1,340,929    1,124,904
                                             -----------    ----------   ----------   ----------   ----------
           Total interest bearing
             deposits                          2,373,271     2,518,913    2,560,859    2,606,192    2,105,351
Short-term borrowed funds                        269,660       194,252      519,886      477,267      307,060
FHLB advances                                  1,284,983     1,305,466    1,229,562    1,169,404    1,086,675
Long-term debt                                   377,185       377,620      346,416      318,476      234,685
                                             -----------    ----------   ----------   ----------   ----------
Total interest bearing liabilities             4,305,099     4,396,251    4,656,723    4,571,339    3,733,772
Non-interest bearing deposits                    478,355       451,991      427,686      422,215      318,795
Non-interest bearing other liabilities           243,764       247,637      271,196      198,840      192,631
                                             -----------    ----------   ----------   ----------   ----------
Total liabilities                              5,027,218     5,095,879    5,355,605    5,192,394    4,245,198
                                             -----------    ----------   ----------   ----------   ----------
Stockholders' equity                             464,712       456,579      441,177      427,740      411,455
                                             -----------    ----------   ----------   ----------   ----------
Total liabilities and stockholders' equity   $ 5,491,930     5,552,458    5,796,782    5,620,134    4,656,653
                                             ===========    ==========   ==========   ==========   ==========
Other comprehensive (loss) income in
  stockholders' equity                       $    (9,918)        1,894        4,076          116        3,515
                                             -----------    ----------   ----------   ----------   ----------
    Tangible stockholders' equity (note 3)   $   382,487       361,681      341,355      330,042      382,161
                                             ===========    ==========   ==========   ==========   ==========
Period end information:
Total loans, net                             $ 3,881,143     3,372,630    3,627,406    3,564,143    3,507,518
Total assets                                   5,806,532     5,421,011    5,724,214    5,895,392    5,578,129
Total stockholders' equity                       479,616       469,334      457,440      446,328      426,244
Common shares outstanding                     58,392,970    58,317,971   58,304,786   58,268,626   58,208,711
Cash dividends                                 1,810,182     1,807,857    1,807,449    1,689,953    1,688,053
Common stock cash dividends per share              0.031         0.031        0.031        0.029        0.029
Closing stock price                                 9.79          9.45         8.98        12.40        13.00
High stock price for the quarter                   10.12          9.76        12.15        12.97        13.00
Low stock price for the quarter                     8.76          7.30         7.00        10.05         8.90
Book value per share                                8.21          8.05         7.85         7.66         7.36

                        Bank Operations Business Segment
          Condensed Statements of Operations and Statistics (Unaudited)

                                                                            For the Three Months Ended
                                                      ---------------------------------------------------------------------
                (In thousands)                        3/31/2003     12/31/2002     9/30/2002     6/30/2002        3/31/2002
                                                      ---------     ----------     ---------     ---------        ---------
Net interest income                                   $   39,159         39,684         44,697         44,482        35,259
Provision for loan losses                                    850          3,291          2,082          6,139         2,565
                                                      ----------    -----------    -----------    -----------   -----------
Net Interest income after provision for loan losses       38,309         36,393         42,615         38,343        32,694
                                                      ----------    -----------    -----------    -----------   -----------
Non-interest income
  Service charges on deposits                              8,558          9,245          6,684          5,687         4,863
  Other service charges and fees                           3,918          3,841          3,591          3,550         3,105
  Securities gains (losses)                                  (21)           (27)         1,977          2,770            21
  Gain (losses) on sales of loans                              3          2,066           (230)             2             2
  Other non-interest income                                1,900          1,968          1,287          1,543         1,372
                                                      ----------    -----------    -----------    -----------   -----------
    Total non-interest income                             14,358         17,093         13,309         13,552         9,363
                                                      ----------    -----------    -----------    -----------   -----------
Non-interest expense
  Employee compensation and benefits                      19,039         17,300         17,170         17,158        14,227
  Occupancy and equipment                                  6,636          7,697          7,554          7,555         6,321
  Amortization of intangible assets                          454            454            453            454            --
  Write-down of real estate owned                            755             --          1,400              7            57
  Other                                                    8,350         10,049          8,652          9,397         6,633
  Restructuring charges and
    impairment write-downs                                    --             --             --          1,007            --
  Acquisition and conversion
    related charges                                           --             --           (941)           731         1,074
                                                      ----------    -----------    -----------    -----------   -----------
    Total non-interest expense                            35,234         35,500         34,288         36,309        28,312
                                                      ----------    -----------    -----------    -----------   -----------
Income from bank operations
  business segment (pretax)                           $   17,433         17,986         21,636         15,586        13,745
                                                      ==========    ===========    ===========    ===========   ===========
Reconciliation of Operating and
  business segment income
Business segment income                               $   17,433         17,986         21,636         15,586        13,745
Restructuring charges and
  impairment write-downs                                      --             --             --          1,007            --
Acquisition and conversion
  related charges                                             --             --           (941)           731         1,074
                                                      ----------    -----------    -----------    -----------   -----------
Operating  income (pretax)                            $   17,433         17,986         20,695         17,324        14,819
                                                      ==========    ===========    ===========    ===========   ===========

Statistics:
  Average total interest earning
    assets (in 000's)                                 $4,634,822      4,681,594      4,948,182      4,886,780     4,139,301
  Average total interest bearing
    liabilities (in 000's)                            $3,979,381      4,075,758      4,332,964      4,278,876     3,555,383
  GAAP operating efficiency ratio                     %    65.84          62.53          59.11         62.57          63.45
  GAAP return on average assets                       %     0.90           0.91           1.05          0.77           0.81
  GAAP return on average equity                       %     9.70           9.98          12.21          8.91           9.46
  Operating efficiency ratio(1)                       %    65.84          62.53          60.73         59.57          61.04
  Operating return on average
    assets(1)                                         %     0.90           0.91           1.00          0.85           0.88
  Operating return on average
    equity(1)                                         %     9.70           9.98          11.37          9.87          10.20
  Net interest margin                                 %     3.35           3.41           3.64          3.63           3.36
  Yield on earning assets                             %     5.78           6.08           6.41          6.52           6.48
  Cost of interest-bearing
    liabilities                                       %     2.83           3.06           3.16          3.29           3.63
  Interest spread                                     %     2.95           3.02           3.25          3.22           2.85


(1) Ratios have been adjusted to exclude restructuring charges, impairment writedowns and acquisition and conversion related charges.

             Condensed Statements of Financial Condition (Unaudited)

                                                                            As Of
                                               --------------------------------------------------------------
         (In thousands)                        3/31/2003    12/31/2002    9/30/2002    6/30/2002    3/31/2002
                                               ----------   ----------    ---------    ---------    ---------
ASSETS
Loans receivable                               $3,926,122    3,419,530    3,673,746    3,614,946    3,553,129
Held to maturity securities                       237,479      323,400      473,013      510,736      449,307
Available for sale securities                     739,468      706,497      638,119      762,376      844,106
Goodwill                                           70,489       71,222       71,653       74,929       76,257
Core deposit intangible asset                      13,303       13,757       14,210       14,664       15,117
Other assets                                      309,899      369,480      344,238      353,034      302,537
                                               ----------   ----------   ----------   ----------   ----------
  Total assets                                 $5,296,760    4,903,886    5,214,979    5,330,685    5,240,453
                                               ==========   ==========   ==========   ==========   ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Deposits                                       $2,883,373    2,920,555    2,974,874    2,980,098    3,051,857
Advances from Federal Home Loan Bank            1,308,246    1,297,170    1,307,739    1,218,926    1,174,418
Short term borrowings                             523,947      127,272      378,443      579,354      473,005
Long term debt                                     35,425       35,755       14,026       14,315       14,291
Other liabilities                                  74,428       55,378       75,174       79,372       75,815
                                               ----------   ----------   ----------   ----------   ----------
  Total liabilities                             4,825,419    4,436,130    4,750,256    4,872,065    4,789,386
Stockholder's equity                              471,341      467,756      464,723      458,620      451,067
                                               ----------   ----------   ----------   ----------   ----------
  Total liabilities and stockholder's equity   $5,296,760    4,903,886    5,214,979    5,330,685    5,240,453
                                               ==========   ==========   ==========   ==========   ==========

                        Bank Operations Business Segment
                  Average Balance Sheet - Yield/Rate Analysis

                                                                          For the Three Months Ended
                                               ----------------------------------------------------------------------------
                                                          March 31, 2003                          March 31, 2002
                                               ------------------------------------    ------------------------------------
                                               Average       Revenue/       Yield/     Average        Revenue/      Yield/
                                               Balance       Expense         Rate      Balance        Expense        Rate
                                               -------       --------      --------    -------        --------     --------
Loans:
  Residential real estate                     $1,559,553       21,586        5.54%    $1,091,653    $   18,021       6.60%
  Commercial real estate                       1,530,402       22,866        5.98      1,305,903        20,531       6.29
  Consumer                                       296,675        3,467        4.67        218,130         3,231       5.92
  International                                       --           --          --          1,236            20       6.47
  Lease financing                                 29,962          834       11.13         52,871         1,591      12.04
  Commercial business                            100,753        1,450        5.76        109,407         1,625       5.94
  Small business                                 164,151        3,037        7.40        109,268         2,266       8.30
                                              ----------   ----------        ----     ----------    ----------       ----
                                               3,681,496       53,240        5.78      2,888,468        47,285       6.55
                                              ----------   ----------        ----     ----------    ----------       ----
 Investments                                     953,326       13,688        5.74      1,250,833        19,817       6.34
                                              ----------   ----------        ----     ----------    ----------       ----
 Total interest earning assets                 4,634,822       66,928        5.78%     4,139,301        67,102       6.48%
                                              ----------   ----------        ----     ----------    ----------       ----
 Goodwill and core deposit intangibles            84,754                                  18,427
 Other non-interest earning assets               261,961                                 177,273
                                              ----------                              ----------
 Total Assets                                 $4,981,537                              $4,335,001
                                              ==========                              ==========

Deposits:
  Savings                                     $  171,298          316        0.75%    $  106,984    $      269       1.02%
  NOW, money funds and checking                1,235,104        3,194        1.05        873,464         3,318       1.54
  Certificate accounts                           966,869        7,659        3.21      1,124,904        11,739       4.23
                                              ----------   ----------        ----     ----------    ----------       ----
                                               2,373,271       11,169        1.91      2,105,352        15,326       2.95
                                              ----------   ----------        ----     ----------    ----------       ----
 Short-term borrowed funds                       285,716          837        1.19        361,768         1,581       1.77
 Advances from FHLB                            1,284,983       15,316        4.83      1,086,675        14,920       5.57
 Long-term debt                                   35,411          447        5.12          1,588            16       4.09
                                              ----------   ----------        ----     ----------    ----------       ----
 Total interest bearing liabilities            3,979,381       27,769        2.83      3,555,383        31,843       3.63
 Non-interest bearing deposits                   478,355                                 318,795
 Non-interest bearing other liabilities           63,538                                  88,680
                                              ----------                              ----------
 Total Liabilities                             4,521,274                               3,962,858
 Stockholder's equity                            460,263                                 372,143
                                              ----------                              ----------
 Total liabilities and stockholder's equity   $4,981,537                              $4,335,001
                                              ==========                              ==========
 Net interest income/net interest spread                   $   39,159        2.95%                  $   35,259       2.85%
                                                           ==========        ====                   ==========       ====
 Margin
 Interest income/interest earning assets                                     5.78%                                   6.48%
 Interest expense/interest earning assets                                    2.43                                    3.12
                                                                             ----                                    ----
 Net interest margin                                                         3.35%                                   3.36%
                                                                             ====                                    ====

                        Bank Operations Business Segment
                   Allowance for Loan Loss and Credit Quality

          (in thousands)                                  As of and For the Three Months Ended
                                               ----------------------------------------------------------
                                               3/31/2003  12/31/2002   9/30/2002   6/30/2002    3/31/2002
                                               ---------  ----------   ---------   ---------    ---------
Allowance for Loan Losses

Beginning balance                              $ 48,022      45,602      48,587      48,927      44,585

Charge-offs:
   Residential real estate                         (114)       (401)       (284)         (3)       (139)
   Commercial real estate                            --        (140)     (2,549)     (4,309)         --
   Commercial business                           (2,453)     (1,106)     (1,779)     (1,972)     (2,213)
   Consumer                                        (405)       (342)       (396)       (536)       (849)
   Small business                                  (620)       (736)       (727)     (1,261)       (931)
   Syndication                                       --          --         (13)         --      (8,000)
                                               --------    --------    --------    --------      ------
Total charge-offs                                (3,592)     (2,725)     (5,748)     (8,081)    (12,132)
                                               --------    --------    --------    --------      ------
Recoveries:
   Residential real estate                           57         174          94          60           3
   Commercial real estate                             1          --           3           3          14
   Commercial business                              667         559         597         982         953
   Consumer                                         464         431         411         498         578
   Small business                                   833         630         549         698         391
   Syndication                                    2,127         489         102          --         683
                                               --------    --------    --------    --------      ------
Total recoveries                                  4,149       2,283       1,756       2,241       2,622
                                               --------    --------    --------    --------      ------
Net recoveries (charge-offs)                        557        (442)     (3,992)     (5,840)     (9,510)
                                               --------    --------    --------    --------      ------
Provision for loan losses                           850       3,292       2,082       6,139       2,565
Acquired allowance for loan losses                 (734)       (430)     (1,075)       (639)     11,287
                                               --------    --------    --------    --------      ------
Ending allowance for loan losses               $ 48,695      48,022      45,602      48,587      48,927
                                               ========    ========    ========    ========      ======
Annualized net charge-offs to average  loans   %  (0.06)       0.05        0.43        0.66        1.33
                                               ========    ========    ========    ========      ======

Credit Quality

Nonaccrual loans and tax certificates          $ 13,357      18,232      29,366      37,792      48,025
Acquired nonaccrual loans                         1,537       2,105       3,065       3,136       3,492
Real estate owned, net of allowance               9,045       9,607      10,015      11,603       3,355
Other repossessed assets                            513           4           1           0           1
                                               --------    --------    --------    --------      ------
Total nonperforming assets                     $ 24,452      29,948      42,447      52,531      54,873
                                               ========    ========    ========    ========      ======
Loan loss allowance to non performing assets   % 199.15      160.35      107.43       92.49       89.16
                                               ========    ========    ========    ========      ======
Nonperforming assets to total loans and
  other assets                                 %   0.60        0.83        1.10        1.38        1.49
Allowance for loan losses to total loans       %   1.24        1.40        1.24        1.34        1.38

                               Levitt Corporation
          Condensed Statements of Operations and Statistics - Unaudited

                                                       For the Three Months Ended
                                         --------------------------------------------------------
         (in thousands)                  3/31/2003   12/31/2002   9/30/2002  6/30/2002  3/31/2002
                                         ---------   ----------   ---------  ---------  ---------
Revenues
   Sales of real estate                   $13,441      17,829       8,392     11,121     10,791
   Income (loss) from unconsolidated
     subsidiary                              (134)      2,107         941      1,522         --
   Joint venture operations                  (313)       (657)        130        477        899
   Interest - other                           758       1,127         512        736        777
                                          -------    --------    --------   --------   --------
   Total  revenues                         13,752      20,406       9,975     13,856     12,467
                                          -------    --------    --------   --------   --------
Operating expenses
   Compensation, benefits                   3,682       4,491       3,334      3,538      2,620
   Selling, general and
     administrative                         2,706       3,147       2,378      2,432      1,852
   Interest                                   241           6          70        312          1
   Other                                    1,755       1,924       1,357      1,769      1,706
                                          -------    --------    --------   --------   --------
   Total operating expenses                 8,384       9,568       7,139      8,051      6,179
                                          -------    --------    --------   --------   --------
Income from Levitt Corporation (pretax)   $ 5,368      10,838       2,836      5,805      6,288
                                          =======    ========    ========   ========   ========
Statistics:
Return on equity                          % 11.86       24.76        6.96      15.26      21.72
Administrative expenses as
  a % of revenue                            19.68       15.42       23.84      17.55      14.86
Gross profit as a percent of sales          25.38       21.71       20.48      23.73      28.51
Debt to equity                               1.46        1.37        1.49       1.49       1.45
Housing units:
       Backlog (units)                      1,129         885         814        713        707
       Sales (units)                          162         249         195        230        206
       New contracts                          467         320         296        236        189

             Condensed Statements of Financial Condition - Unaudited

                                                                    As of
                                         --------------------------------------------------------
         (in thousands)                  3/31/2003   12/31/2002   9/30/2002  6/30/2002  3/31/2002
                                         ---------   ----------   ---------  ---------  ---------
ASSETS
Cash                                      $ 27,946      19,002      13,669     15,485     24,038
Loans receivable                             6,205       6,082       5,944      5,575     10,891
Real estate inventory and joint
  venture investments                      218,351     202,377     202,937    187,628    164,501
Investment in unconsolidated
  subsidiary                                57,866      57,332      56,520     55,267         --
Other assets                                11,052      10,668      11,512     13,387     13,969
                                          --------    --------    --------   --------   --------
Total assets                              $321,420     295,461     290,582    277,342    213,399
                                          ========    ========    ========   ========   ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Notes payable                             $131,970     117,445     119,136    115,079    107,159
Notes payable to BankAtlantic Bancorp       30,000      30,000      30,000     30,000         --
Other liabilities                           48,217      40,483      41,376     34,885     32,135
                                          --------    --------    --------   --------   --------
Total liabilities                          210,187     187,928     190,512    179,964    139,294
                                          --------    --------    --------   --------   --------
Stockholder's equity                       111,233     107,533     100,070     97,378     74,105
                                          --------    --------    --------   --------   --------
Total liabilities and stockholder's
  equity                                  $321,420     295,461     290,582    277,342    213,399
                                          ========    ========    ========   ========   ========

                     Ryan, Beck & Co., Inc. Business Segment
        Consolidated Statements of Operations and Statistics - Unaudited

                                                          For the Three Months Ended
                                         --------------------------------------------------------
         (in thousands)                  3/31/2003  12/31/2002   9/30/2002   6/30/2002  3/31/2002
                                         ---------  ----------   ---------   ---------  ---------
Revenues
  Principal transactions                  $30,041      21,890      20,180     16,725      7,507
  Investment banking                        8,513       5,225       7,791      5,080      2,919
  Commissions                              19,889      22,608      22,224     16,386      3,032
  Interest, dividends and other             5,531       5,680       5,909      4,912        838
                                          -------    --------    --------   --------   --------
  Total operating revenues                 63,974      55,403      56,104     43,103     14,296
                                          -------    --------    --------   --------   --------
Operating expenses
  Compensation, benefits                   44,290      38,669      39,553     30,959      9,714
  Communication                             4,265       3,538       3,523      3,314        914
  Occupancy and equipment                   3,371       2,988       3,526      2,719        823
  Clearing fees                             2,402       2,712       2,671      2,467        849
  Acquisition related expenses                 --          --         870      3,191         --
  Interest and other                        6,898       5,172       5,843      4,870      1,763
                                          -------    --------    --------   --------   --------
  Total operating expenses                 61,226      53,079      55,986     47,520     14,063
                                          -------    --------    --------   --------   --------
Income (loss) from Ryan Beck
  operations before extraordinary
  item and cumulative
  accounting change (pretax)                2,748       2,324         118     (4,417)       233
Extraordinary item, net of tax                 --          --         (61)    23,810         --
Cumulative accounting change, net of tax       --          --          --         --     (1,768)
                                          -------    --------    --------   --------   --------
Business segment Income (loss)
  from Ryan Beck
  operations (pretax)                     $ 2,748       2,324          57     19,393     (1,535)
                                          =======    ========    ========   ========   ========

Reconciliation of Operating and
  business segment income
Business segment income (loss)            $ 2,748       2,324          57     19,393     (1,535)
Acquisition related expenses                   --          --         192      3,961         --
Loss on mutual funds associated
  with acquired
  Gruntal derferred compensation plan          --          --       2,297         --         --
Extraordinary item, net of tax                 --          --          61    (23,810)        --
Cumulative accounting change, net of tax       --          --          --         --      1,768
                                          -------    --------    --------   --------   --------
Operating  income (loss) (pretax)         $ 2,748       2,324       2,607       (456)       233
                                          =======    ========    ========   ========   ========

Statistics:
GAAP return on equity                     %  9.39        8.17        0.21      76.42     (14.03)
Operating return on equity                   9.39        8.17        9.46      (1.80)      2.13
Compensation as a percent of revenues       69.23       69.80       70.50      71.83      67.95
Commissions to total revenues               31.09       40.81       39.61      38.02      21.21
Principal transactions to
  total revenues                            46.96       39.51       35.97      38.80      52.51
Investment banking revenue to
  total revenues                            13.31        9.43       13.89      11.79      20.42

             Condensed Statements of Financial Condition - Unaudited

                                                                   As of
                                         --------------------------------------------------------
         (in thousands)                  3/31/2003  12/31/2002   9/30/2002   6/30/2002  3/31/2002
                                         ---------  ----------   ---------   ---------  ---------
ASSETS
Cash and cash equivalents                 $  3,615       3,133       6,882     15,225      3,007
Securities                                 154,319     186,454     178,774    244,000     34,666
Other investments                                0         383         299        374        456
Property and equipment, net                  4,037       4,113       4,031      3,567      3,093
Due from clearing agent                         --          --          --         --     52,372
Goodwill                                     7,389       7,351       7,351      7,351      7,351
Other assets                                38,023      33,328      32,214     22,445      8,022
                                          --------    --------    --------   --------   --------
Total assets                              $207,383     234,762     229,551    292,962    108,967
                                          ========    ========    ========   ========   ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Securities sold not yet purchased         $ 49,760      38,003      33,034     68,325     66,684
Note payable                                 1,930       2,304       3,427      3,427         --
Note payable to BankAtlantic Bancorp         5,000       5,000       5,000      5,000      5,000
Due to clearing agent                       36,982      78,791      81,774     94,312         --
Other liabilities                           45,038      43,897      41,660     56,929      9,278
                                          --------    --------    --------   --------   --------
Total liabilities                          138,710     167,995     164,895    227,993     80,962
                                          --------    --------    --------   --------   --------
Stockholder's equity                        68,673      66,767      64,656     64,969     28,005
                                          --------    --------    --------   --------   --------
Total liabilities and
  stockholder's equity                    $207,383     234,762     229,551    292,962    108,967
                                          ========    ========    ========   ========   ========

                   Parent Company Business Segment Activities
                 Condensed Statements of Operations - Unaudited

                                                           For the Three Months Ended
                                            --------------------------------------------------------
           (in thousands)                   3/31/2003    12/31/2002  9/30/2002  6/30/2002  3/31/2002
                                            ---------    ----------  ---------  ---------  ---------
Net interest (expense)                       $(3,191)     (4,303)     (4,311)    (4,068)    (3,012)
Income from unconsolidated subsidiary            253          74         486        219         --
Gains on sales of assets                         404          --         506        312      3,018
Impairment writedown                              --        (342)       (302)   (18,157)        --
Ryan Beck retention pool
  compensation expense                            --          --          --       (519)      (519)
Acquisition and conversion
  related charges                                 --       2,000          --     (2,000)        --
Cost associated with debt redemption              --      (3,125)         --         --         --
Other income (expense)                          (917)       (446)       (369)      (138)      (414)
                                             -------    --------    --------   --------   --------
Loss from parent company activities
  before a change in
  accounting principle                        (3,451)     (6,142)     (3,990)   (24,351)      (927)
Cumulative accounting change                      --          --          --         --    (13,339)
                                             -------    --------    --------   --------   --------
Loss from parent company business
  segment activities (pretax)                $(3,451)     (6,142)     (3,990)   (24,351)   (14,266)
                                             =======    ========    ========   ========   ========
Reconciliation of Operating and
  business segment income
Business segment income before
  cumulative acctg change                    $(3,451)     (6,142)     (3,990)   (24,351)      (927)
Impairment writedown                              --         342         302     18,157         --
Acquisition and conversion related
  charges                                         --      (2,000)         --      2,000         --
Cost associated with debt redemption              --       3,125          --         --         --
                                             -------    --------    --------   --------   --------
Operating  loss (pretax)                     $(3,451)     (4,675)     (3,688)    (4,194)      (927)
                                             =======    ========    ========   ========   ========

            Condensed Statements of Financial Condition - Unaudited

                                                                       As of
                                            --------------------------------------------------------
           (in thousands)                   3/31/2003    12/31/2002  9/30/2002  6/30/2002  3/31/2002
                                            ---------    ----------  ---------  ---------  ---------
ASSETS
Cash                                        $ 53,513       2,723      39,176      3,465     26,821
Securities                                     3,935       4,761       4,892      8,672     37,530
Notes receivable from subsidiaries            35,000      35,000      35,000     35,000      5,000
Investment in subsidiaries and
  joint ventures                             657,398     647,169     633,908    623,293    554,642
Investment in unconsolidated
  subsidiary                                   3,718       3,363       3,475      2,938         --
Other assets                                  32,129      30,454      28,592     27,808     15,450
                                            --------    --------    --------   --------   --------
Total assets                                $785,693     723,470     745,043    701,176    639,443
                                            ========    ========    ========   ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Subordinated debentures and
  notes payable                             $302,735     251,737     282,725    250,158    201,292
Other liabilities                              3,342       2,399       4,878      4,690      9,823
                                            --------    --------    --------   --------   --------
Total liabilities                            306,077     254,136     287,603    254,848    211,115
                                            --------    --------    --------   --------   --------
Stockholders' equity:                        479,616     469,334     457,440    446,328    428,328
                                            --------    --------    --------   --------   --------
Total liabilities and
  stockholders' equity                      $785,693     723,470     745,043    701,176    639,443
                                            ========    ========    ========   ========   ========